AS FILED:  MAY 3, 2001                                         SEC FILE NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           CALDERA INTERNATIONAL, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                 7372                       87-0662823
                 --------                                 ----                       ----------
       (State or other jurisdiction of          (Primary Standard Industrial      (IRS Employer
        incorporation or organization)           Classification Code Number)    Identification No.)



             240 WEST CENTER STREET, OREM, UTAH 84047 (801) 765-4999
             -------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     RANSOM H. LOVE, 240 WEST CENTER STREET, OREM, UTAH 84047 (801) 765-4999
     -----------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

            KEITH L. POPE, ESQ.                     JOHN E. HAYES, III, ESQ.
            PARR WADDOUPS BROWN GEE & LOVELESS      LEXI S. METHVIN, ESQ.
            185 SOUTH STATE STREET, SUITE 1300      BROBECK, PHLEGER & HARRISON LLP
            SALT LAKE CITY, UTAH  84111-1537        370 INTERLOCKEN BOULEVARD, SUITE 500
            TELEPHONE  (801) 532-7840               BROOMFIELD, COLORADO 80021
            TELECOPY  (801) 532-7750                TELEPHONE:  (303) 410-2000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective time of the consummation of the combination.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

         Registration Statement on Form S-4, SEC File No. 333-45936

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
           Title of Each Class                  Amount          Proposed Maximum     Proposed Maximum     Amount of
              of Securities                      to be           Offering Price          Aggregate       Registration
            to be Registered                  Registered          Per Share(2)       Offering Price(2)       Fee
----------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01(1)              1,250,000              $1.975            $2,468,750          $618
======================================================================================================================

(1) Represents shares of the Registrant's common stock that may be issued to stockholders of Caldera Systems, Inc., in connection with the merger of Caldera Systems, Inc., with and into a subsidiary of the Registrant.

(2) Pursuant to Rule 457(f)(1) and 457(c), the maximum aggregate offering price is based on the average of the high and low trading prices of Caldera Systems, Inc. common stock of $1.975 as reported on Nasdaq on April 30, 2001.

         INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-4, REGISTRATION NUMBER 333-45936.

         This registration statement is being filed under Rule 462(b) adopted under the Securities Act of 1933, as amended, for the sole purpose of registering an additional 1,250,000 shares of common stock of Caldera International, Inc. to be issued to the stockholders of Caldera Systems, Inc. in connection with the merger of Caldera Systems, Inc. with and into a subsidiary of Caldera International, Inc. This merger and the offering of which the issuance of the shares included in this registration statement form a part is described in the registration statement on Form S-4 filed on behalf of the Registrant and declared effective by the SEC on March 26, 2001, SEC File No. 333-45936 and all of the information included in such registration statement, and all exhibits thereto, is incorporated herein by this reference.

         We hereby certify that we have instructed our bank to transmit to the commission the applicable filing fee by a wire transfer from our account to the commission's account at Mellon Bank as soon as practicable, but no later than the close of business day following the filing of this registration statement. We further certify that we will not revoke the instructions to make the wire transfer and that we have sufficient funds in our account to cover the amount of the filing fee.

                                ITEM 21. EXHIBITS


         (a) Copies of the following documents are included as additional exhibits to this Registration Statement.

EXHIBITS

                   SEC
  EXHIBIT       REFERENCE
    NO.            NO.                           TITLE OF DOCUMENT

    5.1            (5)         Opinion of Brobeck, Phleger & Harrison LLP

    23.1          (23)         Consent of Arthur Andersen LLP, Independent
                                 Public Accountants of Caldera Systems,
                                 Inc. and the Registrant

    23.2          (23)         Consent of Arthur Andersen LLP, Independent
                                 Public Accountants of Ebiz Enterprises,
                                 Inc.

    23.3          (23)         Consent of PricewaterhouseCoopers LLP,
                                 Independent Accountants of The Santa Cruz
                                 Operation, Inc.

    23.4          (23)         Consent of PricewaterhouseCoopers LLP,
                                 Independent Accountants of The Santa Cruz
                                 Operation, Inc. regarding the financial
                                 statements of The Server and Professional
                                 Services Groups

    23.5          (23)         Consent of Wilson Sonsini Goodrich & Rosati,
                                 Professional Corporation

    23.6          (23)         Consent of Brobeck, Phleger & Harrison LLP
                                 (contained in Exhibit 5.1)

    23.7          (23)         Consent of Brobeck, Phleger & Harrison LLP

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Orem, state of Utah, on the 2nd day of May, 2001.

                                      CALDERA INTERNATIONAL, INC.
                                      (Registrant)


                                      By  /s/ Ransom H. Love
                                        ---------------------------------------
                                        Ransom H. Love, Chief Executive Officer



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 2nd day of May, 2001.


   /s/ Ransom H. Love
--------------------------------------------------------
Ransom H. Love, Director and Chief Executive Officer


   /s/ Robert K. Bench
--------------------------------------------------------
Robert K. Bench, Chief Financial Officer
(Principal Accounting Officer)

                                 EXHIBIT INDEX


                   SEC
  EXHIBIT       REFERENCE
    NO.            NO.                           TITLE OF DOCUMENT

    5.1            (5)         Opinion of Brobeck, Phleger & Harrison LLP

    23.1          (23)         Consent of Arthur Andersen LLP, Independent
                                 Public Accountants of Caldera Systems,
                                 Inc. and the Registrant

    23.2          (23)         Consent of Arthur Andersen LLP, Independent
                                 Public Accountants of Ebiz Enterprises,
                                 Inc.

    23.3          (23)         Consent of PricewaterhouseCoopers LLP,
                                 Independent Accountants of The Santa Cruz
                                 Operation, Inc.

    23.4          (23)         Consent of PricewaterhouseCoopers LLP,
                                 Independent Accountants of The Santa Cruz
                                 Operation, Inc. regarding the financial
                                 statements of The Server and Professional
                                 Services Groups

    23.5          (23)         Consent of Wilson Sonsini Goodrich & Rosati,
                                 Professional Corporation

    23.6          (23)         Consent of Brobeck, Phleger & Harrison LLP
                                 (contained in Exhibit 5.1)

    23.7          (23)         Consent of Brobeck, Phleger & Harrison LLP